UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2010
TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 523-9897
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On January 14, 2010, TeamStaff, Inc. (the “Company”) received a staff deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) since it did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2009 with the Securities and Exchange Commission.
Under the Nasdaq Listing Rules, the Company is afforded 60 calendar days, or until March 15, 2010, to submit to Nasdaq a plan to regain compliance with the Listing Rule. If the Nasdaq Stock Market staff accepts the plan, the Nasdaq staff can grant an exception of up to 180 calendar days from the filing’s due date, or until July 12, 2010, for the Company to regain compliance.
On January 19, 2010, the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and on January 20, 2010 the Nasdaq staff issued the Company a letter notifying it that as a result of its filing of the Annual Report on Form 10-K, it has regained compliance with the Listing Rule.
The Company issued a press release on January 20, 2010 disclosing its receipt of the two notifications from Nasdaq described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
The following exhibit is attached to this Form 8-K:

(d)	Exhibit Number	Exhibit Title or Description

	99.1	Press Release dated January 20, 2010.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
TeamStaff, Inc.

By:	/s/ Cheryl Presuto
	Name:	Cheryl Presuto
	Title:	Chief Financial Officer
Date: January 20, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated January 20, 2010.

2